Exhibit 99.1

Cerecor Reports Third Quarter 2018 Results

BALTIMORE — (Marketwired) — November 13, 2018 — Cerecor Inc. (“Cerecor” or the “Company”) (NASDAQ: CERC), a fully integrated biopharmaceutical company with commercial operations and research and development capabilities, announced financial and operating results for the third quarter of 2018 today.

“Aggressive transformation continued through the third quarter, highlighted by the acquisition of Ichorion bringing three near-term preclinical assets into our pipeline.  Furthermore, we continued enrollment into our Neurogenic Orthostatic Hypotension (nOH) trial for our lead compound CERC-301.  Our development engine is gaining momentum and we expect several submissions to the agency over the next several quarters.  Finally, we continued to strengthen our leadership team with key additions in R&D and Business Development,” said Peter Greenleaf, Chief Executive Officer.

Recent Corporate Highlights

•                  Cerecor acquired Ichorion Therapeutics, Inc., a privately-held biopharmaceutical company focused on developing treatments and increasing awareness of inherited metabolic disorders, on September 25, 2018, for approximately 5.8 million shares of the Company’s Common Stock.

•                  The acquisition established our rare disease pipeline and expanded our pediatric portfolio through the addition of four preclinical assets: CERC-801 to treat Phosphoglucomutase 1 (PGM1) Deficiency; CERC-802 to treat Mannose-Phosphate Isomerase (MPI) Deficiency; and CERC-803 to treat Leukocyte Adhesion Deficiency Type II (LADII); CERC-913 to treat mitochondrial DNA depletion syndromes.

•                  The U.S. Food and Drug Administration (“FDA”) granted Rare Pediatric Disease Designation (“RPDD”) to CERC-801 and CERC-802 prior to the acquisition and it granted RPDD to CERC-803 in October 2018. If we obtain FDA approval of a new drug application (“NDA”) for the treatment of a RPDD, the Company expects to be eligible to receive a priority review voucher (“PRV”) for each corresponding approved compound.  These vouchers may be sold or transferred.

•                  In October, Cerecor submitted Orphan Drug Designation requests to the FDA for CERC-801, CERC-802 and CERC-803.

•                  The Company made key hires to strengthen the leadership team with the addition of Patrick Crutcher, former Chief Executive Officer of Ichorion, named VP of Business Development, and Dr. Stephen Thomas, former Chief Scientific Officer of Ichorion, named VP of Discovery.

•                  On August 1, 2018, the Company enrolled its first patient in the Phase 1 study of our neurogenic Orthostatic Hypotension (nOH) trial for CERC-301, with additional patients enrolled subsequent to quarter end. The Company expects an initial readout during the first half of 2019.

•                  Cerecor is focused on increasing our commercial footprint; in Q3 we initiated an expansion of the sales force and entered into a co-promotion arrangement to increase our share of voice on prioritized promotional assets in the offices of physicians on which we call.

Third Quarter 2018 Financial Results

Net product revenues were $4.1 million for the third quarter of 2018, as compared to no product revenues for the third quarter of 2017, as a result of the Company’s acquisition of TRx in November 2017 and the Avadel Pediatric Products in February 2018.  Total net revenues for the third quarter were $4.1 million compared to $25.0 million for the prior year.  Net revenues in the prior year were attributable to the sale of CERC-501 to Janssen in August 2017 for $25.0 million.

Total operating expenses increased by $25.2 million for the third quarter of 2018 as compared to the same period in 2017. The increase was mainly driven by $18.7 million of acquired in-process research and development (“IPR&D”) expense related to the three preclinical assets acquired in the Ichorion acquisition (CERC-801, CERC-802, and CERC-803), as well as an increase to cost of products sold and sales and marketing  expenses as a result of having commercial operations in 2018 that we did not have in 2017.

Net loss for the third quarter was $24.6 million as compared to prior year net income of $18.7 million.  Net loss for the quarter was mainly driven by the $18.7 million of acquired IPR&D recognized during the quarter related to the Ichorion acquisition. The $18.7 million of net income for the same period in 2017 was driven by net revenues of $25.0 million related to the sale of CERC-501 to Janssen.

As of September 30, 2018, the Company had $18.5 million in total current assets, including cash and cash equivalents of $6.8 million and accounts receivable of $3.0 million.  The improvement in our cash balance was mainly due to $3.9 million of net proceeds from the private placement with Armistice Capital during the quarter and the collection of $3.8 million from escrow related to the CERC-501 sale to Janssen in 2017.  Total current liabilities were $24.9 million and there was $14.4 million of long-term debt.

Third Quarter 2018 EBITDA

Cerecor reported Adjusted EBITDA (as defined below) of negative $4.0 million for the third quarter of 2018, compared to negative $2.4 million for the third quarter of 2017.  A table to reconcile the GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA for the respective periods follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands)
GAAP Net (loss) income	$(24,604)	$18,721	$(34,494)	$14,961
Non-GAAP Adjustments:
Income tax expense	52	3,230	92	3,230
Interest expense (income), net	235	(29)	578	54
Amortization of intangible assets	1,065	—	3,316	—
Depreciation	5	5	18	17
Inventory step-up adjustment recorded in earnings	85	—	262	—
EBITDA	$(23,162)	$21,927	$(30,228)	$18,262
Non-GAAP Adjustments:
Share based compensation	945	264	1,796	852
Change in fair value of contingent consideration, warrant liability and unit purchase option liability	88	—	383	2
Restructuring costs	320	400	533	400
Acquisition and integration related expenses	—	—	741	—
Impairment of intangible assets	160	—	1,862	—
Lachlan legal arbitration costs	(1,038)	—	(178)	—
Acquired in-process research and development	18,724	—	18,724	—
Sale or out-licensing of Company assets	—	(25,000)	—	(25,000)
Total Non-GAAP Adjustments	19,199	(24,336)	23,861	(23,746)
Adjusted EBITDA	$(3,963)	$(2,409)	$(6,367)	$(5,484)

Non-GAAP Financial Measures

This press release contains two financial metrics (EBITDA and Adjusted EBITDA) that are considered “non-GAAP” financial metrics under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial metrics should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP metrics may differ from similarly titled metrics used by other companies. We define EBITDA as GAAP net income adjusted for (i) taxes, (ii) interest expense, (iii) interest income, (iv) amortization of intangibles, (v) depreciation, and (vi) inventory step-up adjustment recognized in earnings. Our Adjusted EBITDA then adjusts for specified items that can be highly variable or difficult to predict, and various non-cash items, namely including (i) share-based compensation expense, (ii) change in fair value of contingent consideration, warrant liability and unit purchase option liability, (iii) restructuring costs, (iv) acquisition and integration-related expenses, (v) impairment of intangible assets, (vi) arbitration costs related to the Lachlan transaction, (vii) acquired IPR&D, and (viii) sale or out-licensing of Company assets.  The Company views these non-GAAP financial metrics as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial metrics reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results, may provide a more complete understanding of factors and trends affecting the Company’s business.

The determination of the amounts that are adjusted from these non-GAAP financial metrics is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial metrics adjust for the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s GAAP consolidated financial statements and its publicly-filed reports in their entirety.

We updated our definition of Adjusted EBITDA during the third quarter of 2018 to adjust for acquired IPR&D and the sale or out-licensing of Company assets. These updates did not impact the Adjusted EBITDA presentation of prior periods.

Outlook

Based upon our current performance, the Company is increasing its full-year 2018 net revenue guidance to a range of $18 to $20 million.  The Company is choosing to invest in our rich pipeline with the recent Q3 Ichorion acquisition and no longer intends to provide EBITDA guidance.  These estimates are forward-looking statements that reflect management’s current expectations for Cerecor’s 2018 performance.   Actual results may vary materially, whether as a result of market conditions, or other factors, including those described in the “Risk Factors” sections of our SEC filings.

About Cerecor

Cerecor Inc. (the “Company,” or “Cerecor”) is a biopharmaceutical company dedicated to making a difference in the lives of patients. The Company is building a robust pipeline of innovative therapies in pediatric healthcare, neurology, and orphan rare diseases and is a fully-integrated commercial and research and development organization.  The Company’s neurology pipeline is led by CERC-301, which is currently in a Phase I safety study for Neurogenic Orthostatic Hypotension (“nOH”).  The Company is also developing two other neurological clinical and preclinical stage compounds.  The Company’s pediatric orphan rare disease pipeline is led by CERC-801, CERC-802 and CERC-803, each of which are preclinical therapies for inherited metabolic disorders known as Congenital Disorders of Glycosylation (“CDGs”) by means of substrate replacement therapy.  Additionally, the Company has a diverse portfolio of marketed products led by our prescribed dietary supplements and prescription products indicated for a variety of pediatric conditions. For more information about Cerecor, please visit www.cerecor.com.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: our 2018 outlook; the development of product candidates or products; potential attributes and benefits of product candidates; the expansion of Cerecor’s drug portfolio, Cerecor’s ability to identify new indications for its current portfolio; and new product candidates that could be in-licensed, and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including: risks associated with acquisitions, including the need to quickly and successfully integrate acquired assets and personnel; Cerecor’s cash position and the potential need for it to raise additional capital; retention, integration and reliance on key personnel, including Mr. Greenleaf and our newly hired executives; drug development costs and timing; and those other risks detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cerecor Inc.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018 (a)	2017 (a)	2018 (a)	2017 (a)
Revenues
Product revenue, net	$4,074,786	$—	$13,045,824	$—
Sales force revenue	—	—	296,875	—
License and other revenue	—	25,000,000	—	25,000,000
Grant revenue	—	37,592	—	579,597
Total revenues, net	4,074,786	25,037,592	13,342,699	25,579,597

Operating expenses:
Cost of product sales	3,111,290	—	5,397,872	—
Research and development	1,047,877	964,574	3,780,352	2,411,293
Acquired in-process research and development	18,723,952	—	18,723,952	—
General and administrative	1,884,293	2,151,859	7,833,612	4,921,269
Sales and marketing	2,310,760	—	5,889,137	—
Amortization expense	1,065,398	—	3,315,843	—
Impairment of intangible assets	159,687	—	1,861,562	—
Total operating expenses	28,303,257	3,116,433	46,802,330	7,332,562
(Loss) income from operations	(24,228,471)	21,921,159	(33,459,631)	18,247,035
Other (expense) income:
Change in fair value of contingent consideration, warrant liability and unit purchase option liability	(87,838)	64	(383,179)	(1,586)
Other income	—	—	18,655	—
Interest (expense) income, net	(234,854)	29,387	(577,664)	(53,991)
Total other (expense) income, net	(322,692)	29,451	(942,188)	(55,577)
Net (loss) income before taxes	(24,551,163)	21,950,610	(34,401,819)	18,191,458
Income tax expense	52,412	3,230,000	92,076	3,230,000
Net (loss) income	$(24,603,575)	$18,720,610	$(34,493,895)	$14,961,458
Net (loss) income per share of common stock, basic and diluted	$(0.71)	$0.52	$(1.05)	$0.65
Weighted-average shares of common stock outstanding, basic	34,648,641	21,382,683	32,749,291	14,952,391
Weighted-average shares of common stock outstanding, diluted	34,648,641	21,407,702	32,749,291	14,960,032

(a)  The consolidated condensed consolidated statements of operations for the third quarter ended September 30, 2018 and 2017 have been derived from the reviewed financial statements but do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Cerecor Inc.

Condensed Consoldiated Balance Sheets

	September 30, 2018 (a)
	(unaudited)	December 31, 2017 (a)
Assets
Current assets:
Cash and cash equivalents	$6,838,353	$2,472,187
Accounts receivable, net	3,008,538	2,935,025
Other receivables	6,264,485	427,241
Escrowed cash receivable	—	3,752,390
Inventory, net	1,064,469	382,153
Prepaid expenses and other current assets	1,260,304	703,225
Restricted cash-current portion	37,027	1,959
Total current assets	18,473,176	10,674,180
Property and equipment, net	92,096	44,612
Intangibles assets, net	32,456,075	17,664,480
Goodwill	16,411,123	14,292,282
Restricted cash, net of current portion	179,735	131,353
Total assets	$67,612,205	$42,806,907
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,535,933	$1,298,980
Accrued expenses and other current liabilities	18,172,630	7,531,122
Income taxes payable	2,195,048	2,259,148
Long-term debt- current portion	1,050,000	—
Contingent consideration-current portion	1,957,938	—
Total current liabilities	24,911,549	11,089,250
Long term debt, net of current portion	14,352,224	—
Contingent consideration, net of current portion	7,552,537	2,576,633
Deferred tax liability, net	37,990	7,144
License obligations	1,250,000	1,250,000
Other long-term liabilities	—	24,272
Total liabilities	48,104,300	14,947,299
Stockholders’ equity:
Preferred stock—$0.001 par value; 5,000,000 shares authorized at September 30, 2018 and December 31, 2017; zero shares issued and outstanding at September 30, 2018 and December 31, 2017	—	—
Common stock—$0.001 par value; 200,000,000 shares authorized at September 30, 2018 and December 31, 2017; 40,679,634 and 31,266,989 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	40,656	31,268
Additional paid-in capital	112,126,404	83,338,136
Contingently issuable shares	—	2,655,464
Accumulated deficit	(92,659,155)	(58,165,260)
Total stockholders’ equity	19,507,905	27,859,608
Total liabilities and stockholders’ equity	$67,612,205	$42,806,907

(a)  The condensed consolidated balance sheets as of September 30, 2018 and December 31, 2017 have been derived from the reviewed and audited financial statements, respectively.  They do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.